Exhibit 5.1

August 13, 2021

Uber Technologies, Inc.

1515 3rd Street

San Francisco, CA 94158

RE: Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an aggregate of 5,746,599 shares (the “Shares”) of the Common Stock, $0.00001 par value (the “Common Stock”), of Uber Technologies, Inc., a Delaware Corporation (the “Company”), consisting of: (i) 4,318,880 shares of Common Stock issuable pursuant to outstanding stock options under the Cornershop Global LLC Equity Incentive Plan (the “Plan”) assumed by the Company upon the consummation of the Company’s acquisition of the interests of the minority shareholders of Cornershop Global LLC (“Cornershop”) on August 10, 2021 (the “Closing Date”), pursuant to which Cornershop has become a wholly-owned subsidiary of the Company; and (ii) 1,427,719 shares of Common Stock available for issuance for future awards under the Plan to employees of Cornershop as of the Closing Date.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock, when sold and issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP